UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 20, 2007

COLEY PHARMACEUTICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51472	06-1506689
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

93 Worcester Street, Suite 101

Wellesley, MA 02481

(781) 431-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On June 20, 2007, Coley Pharmaceutical Group, Inc. (“Coley”) announced that its partner Pfizer Inc. had discontinued the development program in lung cancer for PF-3512676, an investigational compound, in combination with cytotoxic chemotherapy. This includes two Phase 3 clinical trials and two Phase 2 clinical trials.

A scheduled interim analysis of the ongoing Phase 3 clinical trials by an independent Data Safety Monitoring Committee (DSMC) showed that there was no evidence that PF-3512676 produced additional clinical efficacy over that achieved with the standard cytotoxic chemotherapy regimen alone. The DSMC concluded that the risk-benefit profile did not justify continuation of the trials.

Coley issued a press release announcing the discontinuation of the development program on June 20, 2007. The press release is incorporated herein by reference.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press Release of Coley Pharmaceutical Group, Inc. dated June 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLEY PHARMACEUTICAL GROUP, INC.

Dated: June 22, 2007

By:  /s/  Charles H. Abdalian, Jr.

        Charles H. Abdalian, Jr.

        Chief Financial Officer